                      AGREEMENT AND PLAN OF REORGANIZATION

                                  By and among

                           MOLLER INTERNATIONAL, INC.
                            A California Corporation

                                       And

                              FREEDOM MOTORS, INC.
                              A Nevada corporation

                                       And

                                  VERTOL, INC.
                            A California corporation
                                 (in formation)

              -----------------------------------------------------

                                 March 30, 2001

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of March
30, 2001 by and among MOLLER INTERNATIONAL, INC., a California corporation
("MI") herein sometime called the "Separating Corporation," and FREEDOM MOTORS,
INC., a Nevada corporation ("FM") and VERTOL, INC., a California corporation
("VI") in formation, MI, FM and VI being herein sometimes called the
"Constituent Corporations."

                                    RECITALS

     WHEREAS, 97.5% of FM shares are owned by MI and 100% of VI shares are owned by VI; and

     WHEREAS, MI has been engaged in the business of research and development of a VTOL aircraft for more than fifteen (15) years; and

     WHEREAS, FM has been engaged in the business of research and development of two-stroke piston engines for approximately four (4) years and for several years prior to its incorporation;

     WHEREAS, the Board of Directors of MI has determined that a separation of the FM business and the MI business is in the best interests of MI and the MI shareholders; and

     WHEREAS, THE Board of Directors of MI has approved a Plan and Agreement of
Reorganization whereby certain assets of MI will be distributed to VI and the MI shareholders will exchange their MI shares for the shares of VI and FM.; and

     WHEREAS, the parties contemplate that the Reorganization will be classified as a tax-free exchange reorganization pursuant to Sections 311, 355 and 368 of the Internal Revenue Code of 1986, as amended ("Code"); and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Reorganization and also to set forth the various conditions to the Reorganization; and

     WHEREAS, the respective Boards of Directors of MI, FM and VI have adopted resolutions approving this Agreement; and

     NOW, THEREFORE, the parties hereto hereby adopt the above recitals and agree as follows:

                                    ARTICLE I
                         NAME OF SEPARATING CORPORATION,
                     ARTICLES OF INCORPORATION AND BY-LAWS,
                        BOARD OF DIRECTORS AND OFFICERS.

     1.01 Name of Separating Corporation. The name of the Separating Corporation is MOLLER INTERNATIONAL, INC.

     1.02 Certificate of Incorporation and Bylaws. The Articles of Incorporation
and the Bylaws of MI as in effect at the Effective Time (as defined in Section
3.02) shall from and after the Effective Time be the Articles of Incorporation and the Bylaws of the Separating Corporation until they are amended.

     1.03 Board of Directors and Officers. Upon the Effective Date, the officers and directors of the Separating Corporation shall be officers and directors of
MI in office at such date, and such persons shall hold office in accordance with the Bylaws of MI or until their respective successors shall have been appointed or elected

     1.04 Organization of Vertol, Inc. as New Subsidiary. MI shall as soon as practicable after the date hereof organize a new corporation under the laws of the State of California to be named VERTOL, INC., which shall be a wholly owned subsidiary of MI with such powers and capitalization as set forth in the articles of incorporation attached hereto as Exhibit A.

                                   ARTICLE II
                         PLAN FOR EXCHANGE OF SECURITIES

     2.01 Stock of MI, FM and VI.

          (a) MI Common Stock. On the Effective Date, (i) each outstanding share of Common Stock of MI (" MI Common Stock") outstanding at the Effective
     Time shall, subject to compliance with Section 2.01 (b), be exchanged for one (1) share of VI common stock and a proportionate number of the shares of FM common stock, par value $.001 per share.

          (b) Dissenters Rights. Notwithstanding Section 2.01(a) no shares of MI
     Common Stock shall be issued in respect of any shares of MI Common Stock, the holders of which shall object to the Reorganization in writing and demand payment of the value of their shares pursuant to Section 1300 et seq. of the California Corporations Code and as a result payment therefore is made, such holders to have only the rights provided by such Section.

          (c) Surrender and Exchange of MI Common Stock. After the Effective
     Time, each holder of an outstanding certificate or certificates (the "Old
     Certificates") theretofore representing shares of MI Common Stock, upon surrender thereof to MI, shall be entitled to receive and exchange therefore a certificate or certificates (the "New Certificates"), which MI agrees to make available at the Effective Time, representing the number of whole shares of VI and FM Common Stock into and for which the shares of MI
     Common Stock theretofore represented by such surrendered Old Certificates have been converted. No certificates for fractional shares of VI or FM
     Common Stock will be issued.

          (d) Transfer Taxes. If any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered for exchange is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall pay to MI any transfer or other taxes required by reason of the issuance of the New Certificate in any name other than that of the registered holder of the Old Certificate surrendered, or established to the satisfaction of MI that such tax has been paid or is not payable.

          (e) MI Stock Transferees. As of the Effective Time, no transfer of the shares of FM Common Stock outstanding prior to the Effective Time shall be made on the stock transfer books of the Separating Corporation. If, after the Effective Time, Old Certificates are presented to MI or the Separating
     Corporation, they shall be exchanged pursuant to Section 2.01(c).

                                   ARTICLE III
                    STOCKHOLDER APPROVAL, BOARD OF DIRECTORS'
                    RECOMMENDATIONS, FILINGS, EFFECTIVE TIME.

     3.01 Stockholder Approvals, Board of Director's Recommendations. A notice to the Stockholders of MI shall be provided in accordance with the California
Corporations Code and the Bylaws, as amended, as promptly as possible, stating, among other things, the adoption and approval of this Agreement, the
Reorganization and the other transactions contemplated hereby. Subject to their respective fiduciary duty to stockholders, the board of directors and shareholders of MI, VI and FM shall adopt and approve this Agreement, the
Reorganization and the other transactions contemplated hereby.

     3.02 Filing, Effective Time. As soon as practical after the adoption and approval of this Agreement by the MI shareholders, the Reorganization and the other transactions contemplated hereby, Articles of Incorporation for VI shall be filed with the California Secretary of State and the Secretary of MI shall issue a NOTICE OF SHAREHOLDERS APPROVAL OF REORGANIZATION to all the MI
shareholders, at which time the Reorganization shall become effective (the
"Effective Time").

                                   ARTICLE IV
                        CERTAIN EFFECTS OF REORGANIZATION

     The exchange reorganization shall consist of:

          (a) The transfer by MI of one hundred percent (100%) of its assets and liabilities, excluding the shares of FM owned by MI, to VI.

          (b) The distribution by MI to all of the MI stockholders of one (1)
     share of VI common stock and a proportionate number of shares of FM common stock in exchange for one (1) share of MI common stock.

          (c) All MI property taxes shall be prorated as of the Closing Date.

          (d) All federal and state income taxes shall continue to be paid by MI until the closing date. As of the Closing Date, all federal and state income taxes shall be prorated and shall be apportioned between the
     Constituent Corporations based upon the income and expenses properly attributable to each on account of the business operations conducted, from the date hereof until the closing date, in connection with the assets to be received by the respective corporations. FM and VI respectively shall reimburse MI for its pro rata portion of such taxes on or before the date of filing the latter's income tax returns; provided that neither party shall be liable to the other for any amount greater than the actual tax liability.

          (e) If, after the closing date hereof, the Internal Revenue Service, the State of California, Nevada, or any other taxing authority, shall assess any additional taxes against the MI for transactions, events, or omissions occurring prior to the closing date hereof, the appropriate subsidiary shall reimburse MI for its proper portion of such deficiency and shall have the right and obligation to defend its portion of such deficiency. The subsidiary's portion of such deficiency shall be determined by the kind and nature of each item of the assessment. MI shall give the appropriate subsidiary immediate oral notice of the first information MI receives that a taxing authority is conducting an examination of the corporation or is contending additional taxes are due, which oral notice shall be confirmed in writing within seven days. MI and the appropriate subsidiary and their officers and employees shall cooperate fully during the course of any such examination and the defense thereof. Such notice and the opportunity to defend any such matter involving any asserted liability shall be a condition precedent to the liability of the subsidiary under this indemnity.

          (f) If, after the closing date hereof, any third party shall assert any claim, demand, or liability of any nature against MI on account of transactions, events, or omissions occurring prior to the closing date hereof (other than those liabilities specifically assumed by the appropriate subsidiary under Sections Five and Six hereof with respect to which specific provisions have been made herein), the appropriate subsidiary shall reimburse MI for its proper portion of any liability ultimately determined to be payable by the corporation and shall have the right and obligation to defend its portion of any such claim. The subsidiary's portion of such liability shall be determined by the kind and nature of the claim. MI shall give the subsidiary immediate oral notice of the first information the corporation receives that any third party is asserting such a claim, which oral notice shall be confirmed in writing within seven days. MI and the subsidiary and their officers and employees shall cooperate fully during the pendency of any such claim and the defense thereof. Such notice and the opportunity to defend any such matter involving any such asserted liability shall be a condition precedent to the liability of the subsidiary under this indemnity.

     MI agrees that it will execute and deliver, or cause to be executed and delivered, all such deeds, assignments and other instruments, and will take or cause to be taken such further or other action as VI and or FM may deem necessary or desirable in order to vest in and confirm to VI title to and possession of all the property rights, privileges, immunities, powers, purposes and franchises, and all and every other interest, of MI and otherwise to carry out the intent and purposes of this Agreement.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     5.01 Representations and Warranties of MI.

          (a) To the best of MI's knowledge and belief, the unaudited Balance
     Sheet attached as Exhibit B fairly and accurately present the financial condition of MI as of the date thereof and has been prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise stated therein; and the books and records, financial and others, of MI are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

          (b) Undisclosed Liabilities. Except as set forth in Schedule 1, at the
     Effective Time: (i) MI is aware of no liabilities or obligations of any nature, fixed or contingent, matured or unmatured, which are not shown or otherwise provided for in the Financial Statements except for liabilities and obligations arising in the ordinary course of business, none of which is materially adverse; and (ii) to the best of MI's knowledge and belief, no reserves have been established by MI and, therefore, are not set forth in the Financial Statements.

          (c) Absence of Changes. Except as set forth in Schedule 2, since the date of the Balance Sheet, to the best of MI's knowledge and belief there has not been:

               (i) Any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, net worth, business or prospects of MI for such period, in the aggregate, or at any time during such period;

               (ii) Any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting MI or its businesses;

               (iii) Any declaration, setting aside, or payment of any dividend or other distribution in respect of any shares of capital stock of MI, or any direct or indirect redemption, purchase or other acquisition of any such stock;

               (iv) Any issuance or sale by MI or agreement to sell any of its securities; or

               (v) Any statute, rule, regulation or order adopted (including orders of regulatory authorities with jurisdiction over MI or its business) which materially adversely affects MI or its business.

          (d) Litigation and Claims. Except as set forth in Schedule 3, or in the Balance Sheet; MI is aware of no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or threatened against MI, its assets or business, whether at law or in equity, or before or by any Federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality; nor does
     MI know of a threat of such litigation or any basis for any such action, suit, claim, investigation or proceeding.

          (e) Due Organization and Qualification. MI is a corporation duly organized, validly existing and in good standing under the laws of the
     State of California, and is qualified to do business and is in good standing in each state where it is required to be so qualified and such qualification is material to its business. MI has the power to own its properties and assets and to carry on its business as now presently conducted.

          (f) Tax Matters. Except as set forth in Schedule 5, MI has filed all federal, state and local tax or related returns and reports due or required to be filed, which reports accurately reflect in all material respects the amount of taxes due. MI has paid all amounts of taxes or assessments that would be delinquent if not paid as of the date of this Agreement, other than taxes or charges being contested in good faith or not yet finally determined.

          (g) Title to Property and Related Matters. MI has good and marketable title to all the properties, interests in properties and assets, real, personal and mixed, reflected as being owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet, of any kind or character, free and clear of any liens or encumbrances, except (i) those referred to in the notes to the Balance Sheet, (ii) those set forth in
     Schedule 7, and (iii) liens for current taxes not yet delinquent. Except as set forth in said Schedule 7 and except for matters which may arise in the ordinary course of business, MI's assets are in good operating condition and repair. To the best of knowledge of MI, there does not exist any condition that materially interferes with the use thereof in the ordinary course of MI's business.

          (h) Corporate Records. The corporate minute books, and other documents and records of MI are complete and correct. FM shall have the right to review all corporate records of MI prior to the Effective Time.

          (i) Licenses, Trademarks and Trade Names. Schedule 8 contains a true and complete list of all licenses and all trademarks, trade names, service marks, copyrights, know-how, patents and applications for any of the foregoing owned by or registered in the name of MI. There is no pending or threatened claim or litigation against MI contesting the right to use any of the trademarks, trade names and know-how or the validity of any of the licenses, copyrights and patents listed on Schedule 8, or asserting the misuse of any thereof, nor has there ever been any such claim or litigation.

          (j) Corporate Authority. MI is authorized to enter into this Agreement and has taken all corporate action necessary to authorize the execution of this Agreement and consummation of the transactions contemplated herein.
     The execution, delivery and performance of this Agreement by MI will not be in conflict with or constitute a default under any provisions of applicable law, MI's Certificate of Incorporation or Bylaws, or any agreement or instrument to which MI is a party or by which it or its assets are bound.

          (k) Binding Obligation of MI. This Agreement constitutes a valid and binding agreement of MI, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally; and neither the execution and delivery of this Agreement nor the consummation by MI of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which MI is a party or by which MI or its properties may be bound.

          (l) Capitalization. The authorized capitalization of MI is as set forth in the Balance Sheet. Except as set forth in said Schedule 9, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of MI's securities which are not reflected in the Financial
     Statements or in Schedule 9.

          (m) Finders or Brokers. Neither MI nor any Subsidiary of MI has
     employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned in whole or part upon consummation of the Reorganization.

          (n) Approvals Required. To the best knowledge of MI no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court is required in connection with the execution and delivery by MI of this Agreement or the consummation of the transactions described herein, except as disclosed herein and, except to the extent that the parties are required to obtain approval by any governmental authority or administrative agency or to file reports in accordance with relevant regulations under Federal and state securities and tax laws.

     5.02 Representations and Warranties of FM. FM, as a material inducement to
MI to enter into this Agreement and consummate the transactions contemplated hereby, make the following representations and warranties to MI, which representations are true and correct at this date, and will be true and correct on the Effective Time as though made on and as of such date:

          (a) Shares of FM Common Stock. The New Certificates to be delivered to the shareholders of MI at Closing will be valid and legally issued shares of FM Common Stock, free and clear of all liens, encumbrances, and preemptive rights, and will be fully-paid and non-assessable shares.

          (b) Due Authorization and Qualification. This Agreement has been duly authorized, executed, and delivered by FM, and constitutes a legal, valid, and binding obligation of FM, enforceable in accordance with its terms; no consent of any federal, state, municipal or other governmental authority is required by FM for the execution, delivery or performance of this Agreement by FM; no consent of any party to any contract or agreement to which FM is a party or by which any of their respective property or assets are subject is required for the execution, delivery or performance of this Agreement by
     FM.

          (c) Financial Statements. FM has delivered to MI its pro forma compiled opening balance sheet (the "Statements"). The Statements fairly and accurately reflect the financial condition of FM as of the dates thereof and the results of operations for the periods reflected therein.
     The Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise stated
     therein; and the books and records, financial and others, of FM are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

          (d) Undisclosed Liabilities. Except as set forth in Schedule 10, FM:
     (i) has no material liabilities or obligations of any nature, fixed or contingent, matured or unmatured, which are not shown or otherwise provided for in the Statements; and (ii) all reserves established by FM and set forth in the Statements are adequate and there are no material loss contingencies (as such term is used in Statement of Financial Accounting
     Standard No. 5 of the Financial Accounting Standards Board) which are not adequately provided for.

          (e) Absence of Changes. Except as set forth in Schedule 11, since the date of the Statements, to the best of FM's knowledge and belief, the business of FM has been operated in the ordinary course and there has not been:

               (i) Any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, net worth, business or prospects of FM for such period, in the aggregate, or at any time during such period;

               (ii) Any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting FM or their respective businesses;

               (iii) Any declaration, setting aside, or payment of any dividend or other distribution in respect of any shares of capital stock of FM, or any direct or indirect redemption, purchase or other acquisition of any such stock;

               (iv) Any issuance or sale by FM or agreement to sell any of their respective securities; or

               (v) Any statute, rule, regulation or order adopted (including orders of regulatory authorities with jurisdiction over FM or their respective businesses) which materially adversely affects FM or their respective businesses.

          (f) Litigation and Claims. There are no material actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or threatened against FM, its assets or business, whether at law or in equity, or before or by any Federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality; nor does FM know or have any reason to know of a threat of such litigation or any basis for any such action, suit, claim, investigation or proceeding which could materially and adversely affect the business or properties of FM.

          (g) Due Organization and Qualification. FM is a corporation duly organized, validly existing and in good standing under the laws of the
     State of Nevada, is qualified to business and in good standing in each state where it is required to be qualified and such qualification is material and has the corporate power to own its property and to carry on its business as now being conducted. The Certificate of Incorporation and
     Bylaws of FM, as in effect on the Effective Time, have been delivered to MI and are made a part hereof.

          (h) Tax Matters. FM has filed all Federal, state and local, tax or related returns and reports due or required to be filed, which reports accurately reflect in all material respects the amount of taxes due. FM has paid all taxes or assessments which have become due, other than taxes or charges being contested in good faith or not finally determined.

          (i) Breach of Agreements. FM has not breached, or is there any pending or threatened claims or any legal basis for a claim that FM has breached, nor has an event occurred which with the passing of time would constitute a breach of any of the terms or conditions of any agreements, contracts or commitments to which FM is a party or by which FM or its assets are bound.
     The execution, delivery and performance of this Agreement by FM will not be in conflict with or constitute a default under any provisions of applicable law, FM's Certificate of Incorporation or By-Laws, or any agreement or instrument to which FM is a party or by which it or its assets are bound.

          (j) Capitalization. The authorized capitalization of FM is as set forth in the Statements and Schedule 17. Except as set forth in the
     Statements or in Schedule 15, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of FM's securities which are not reflected in the Statements or in Schedule 15. All outstanding shares of capital stock have been duly authorized, validly issued, and are fully-paid and non-assessable, and all such shares were issued in compliance with all applicable federal and state securities laws.
     Except as set forth in the statements or in Schedule 15 and except for the issuances of securities referred to in this Agreement between FM and MI with respect to the Reorganization of FM, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of FM's securities.

          (k) Full Disclosure. FM has, and at the Effective Time will have, disclosed to MI all events, conditions and facts materially affecting the business and prospects of FM; and FM has not and will not have, at the
     Effective Time, withheld disclosure of any events, conditions, and facts which it may have knowledge of, or have reasonable grounds to know may materially, adversely affect the business and prospects of FM.

          (l) Title to Property and Related Matters. FM has good and marketable title to all the properties, interests in properties and assets, real, personal and mixed, reflected as being owned by them on the Statements or acquired by them after the date of the Statements, of any kind or character, free and clear of any liens or encumbrances, except (i) those referred to in the notes to the Statements, (ii) those set forth in
     Schedule 14, and (iii) liens for current taxes not yet delinquent. Except as set forth in said Schedule 14 and except for matters which may arise in the ordinary course of business, FM's assets are in good operating condition and repair. To the best of knowledge of FM, there does not exist any condition that materially interferes with the use thereof in the ordinary course of FM's or MI's respective businesses.

          (m) Compliance, Governmental Authorization. Except as set forth in
     Schedule 14 hereto, FM has complied in all respects with all Federal, state, local, or foreign laws, ordinances, regulations, and orders applicable to its business, including without limitation Federal and state securities laws applicable to all offerings prior to the Effective Time. FM has all Federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business, and such licenses and permits or exemptions are in full force and effect, and FM knows of no violations of any such licenses, permits or exemptions, and no proceedings are pending or threatened to revoke or limit the use of such licenses, permits or exemptions.

          (o) Brokerage Fees. FM has not incurred, nor will it incur, any liability for brokerage or finder's fees or similar charges in connection with this Agreement or any of the transactions contemplated hereby.

          (p) Corporate Records. The corporate minute books, and other documents and records of FM are complete and correct. MI shall have the right to review all corporate records of FM prior to the Effective Time.

          (q) Corporate Authority. FM is authorized to enter into this Agreement and have taken all corporate action necessary to authorize the execution of this Agreement and consummation of the transactions contemplated herein.
     The execution, delivery and performance of this Agreement by FM will not be in conflict with or constitute a default under any provisions of applicable law, FM's Certificate of Incorporation or By-Laws, or any agreement or instrument to which FM is a party or by which it or its assets are bound.

          (r) Binding Obligation of FM. This Agreement constitutes a valid and binding agreement of FM, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally; and neither the execution and delivery of this Agreement nor the consummation by FM of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which FM is a party or by which FM or its properties may be bound. No consent or approval by any governmental authority is required in connection with the execution and delivery by FM of this Agreement or the consummation of the transactions contemplated hereby.

     5.03 Representations and Warranties of VI. Subject to its formation as a duly incorporated California corporation at or prior to the Effective Time, VI makes the following representations and warranties to MI, which representations are true and correct at this date, and will be true and correct on the Effective
Time as though made on and as of such date:

          (a) Shares of VI Common Stock. The New Certificates to be delivered to the shareholders of MI at Closing will be valid and legally issued shares of VI Common Stock, free and clear of all liens, encumbrances, and preemptive rights, and will be fully-paid and non-assessable shares.

          (b) Due Authorization and Qualification. This Agreement has been duly authorized, executed, and delivered by VI, and constitutes a legal, valid, and binding obligation of VI, enforceable in accordance with its terms; no consent of any federal, state, municipal or other governmental authority is required by VI for the execution, delivery or performance of this Agreement by VI; no consent of any party to any contract or agreement to which VI is a party or by which any of their respective property or assets are subject is required for the execution, delivery or performance of this Agreement by
     VI.

          (c) Financial Statements. VI has delivered to MI its pro forma compiled opening balance sheet (the "Statements"). The Statements fairly and accurately reflect the financial condition of VI as of the dates thereof and the results of operations for the periods reflected therein.
     The Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise stated
     therein; and the books and records, financial and others, of VI are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

          (d) Undisclosed Liabilities. Except as set forth in Schedule15, VI:
     (i) has no material liabilities or obligations of any nature, fixed or contingent, matured or unmatured, which are not shown or otherwise provided for in the Statements; and (ii) all reserves established by VI and set forth in the Statements are adequate and there are no material loss contingencies (as such term is used in Statement of Financial Accounting
     Standard No. 5 of the Financial Accounting Standards Board) which are not adequately provided for.

          (e) Absence of Changes. Except as set forth in Schedule 15, since the date of the Statements, to the best of VI's knowledge and belief, the business of VI has been operated in the ordinary course and there has not been:

               (i) Any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, net worth, business or prospects of VI for such period, in the aggregate, or at any time during such period;

               (ii) Any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting VI or their respective businesses;

               (iii) Any declaration, setting aside, or payment of any dividend or other distribution in respect of any shares of capital stock of VI, or any direct or indirect redemption, purchase or other acquisition of any such stock;

               (iv) Any issuance or sale by VI or agreement to sell any of their respective securities; or

               (v) Any statute, rule, regulation or order adopted (including orders of regulatory authorities with jurisdiction over VI or their respective businesses) which materially adversely affects VI or their respective businesses.

          (f) Litigation and Claims. Except as set forth in Schedule 16, or in the Statements; there are no material actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or threatened against VI, its assets or business, whether at law or in equity, or before or by any Federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality; nor does VI know or have any reason to know of a threat of such litigation or any basis for any such action, suit, claim, investigation or proceeding which could materially and adversely affect the business or properties of VI.

          (g) Due Organization and Qualification. VI is a corporation duly organized, validly existing and in good standing under the laws of the
     State of California, is qualified to business and in good standing in each state where it is required to be qualified and such qualification is material and has the corporate power to own its property and to carry on its business as now being conducted. The Certificate of Incorporation and
     Bylaws of VI, as in effect on the Effective Time, have been delivered to MI and are made a part hereof.

          (h) Tax Matters. VI has filed all Federal, state and local, tax or related returns and reports due or required to be filed, which reports accurately reflect in all material respects the amount of taxes due. VI has paid all taxes or assessments which have become due, other than taxes or charges being contested in good faith or not finally determined.

          (i) Breach of Agreements. VI has not breached, or is there any pending or threatened claims or any legal basis for a claim that VI has breached, nor has an event occurred which with the passing of time would constitute a breach of any of the terms or conditions of any agreements, contracts or commitments to which VI is a party or by which VI or its assets are bound.
     The execution, delivery and performance of this Agreement by VI will not be in conflict with or constitute a default under any provisions of applicable law, VI's Certificate of Incorporation or By-Laws, or any agreement or instrument to which VI is a party or by which it or its assets are bound.

          (j) Capitalization. The authorized capitalization of VI is as set forth in the Statements and Schedule 17. Except as set forth in the
     Statements or in Schedule 15, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of VI's securities which are not reflected in the Statements or in Schedule 15. All outstanding shares of capital stock have been duly authorized, validly issued, and are fully-paid and non-assessable, and all such shares were issued in compliance with all applicable federal and state securities laws.
     Except as set forth in the statements or in Schedule 15 and except for the issuances of securities referred to in this Agreement between VI and MI with respect to the Reorganization of VI, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of VI's securities.

          (k) Full Disclosure. VI has, and at the Effective Time will have, disclosed to MI all events, conditions and facts materially affecting the business and prospects of VI; and VI has not and will not have, at the
     Effective Time, withheld disclosure of any events, conditions, and facts which it may have knowledge of, or have reasonable grounds to know may materially, adversely affect the business and prospects of VI.

          (l) Title to Property and Related Matters. VI has good and marketable title to all the properties, interests in properties and assets, real, personal and mixed, reflected as being owned by them on the Statements or acquired by them after the date of the Statements, of any kind or character, free and clear of any liens or encumbrances, except (i) those referred to in the notes to the Statements, (ii) those set forth in
     Schedule 14, and (iii) liens for current taxes not yet delinquent. Except as set forth in said Schedule 14 and except for matters which may arise in the ordinary course of business, VI's assets are in good operating condition and repair. To the best of knowledge of VI, there does not exist any condition that materially interferes with the use thereof in the ordinary course of VI's or MI's respective businesses.

          (m) Compliance, Governmental Authorization. Except as set forth in
     Schedule 14 hereto, VI has complied in all respects with all Federal, state, local, or foreign laws, ordinances, regulations, and orders applicable to its business, including without limitation Federal and state securities laws applicable to all offerings prior to the Effective Time. VI has all Federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business, and such licenses and permits or exemptions are in full force and effect, and VI knows of no violations of any such licenses, permits or exemptions, and no proceedings are pending or threatened to revoke or limit the use of such licenses, permits or exemptions.

          (n) Brokerage Fees. VI has not incurred, nor will it incur, any liability for brokerage or finder's fees or similar charges in connection with this Agreement or any of the transactions contemplated hereby.

          (o) Corporate Records. The corporate minute books, and other documents and records of VI are complete and correct. MI shall have the right to review all corporate records of VI prior to the Effective Time.

          (p) Corporate Authority. VI is authorized to enter into this Agreement and have taken all corporate action necessary to authorize the execution of this Agreement and consummation of the transactions contemplated herein.
     The execution, delivery and performance of this Agreement by VI will not be in conflict with or constitute a default under any provisions of applicable law, VI's Certificate of Incorporation or By-Laws, or any agreement or instrument to which VI is a party or by which it or its assets are bound.

          (q) Binding Obligation of VI. This Agreement constitutes a valid and binding agreement of VI, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally; and neither the execution and delivery of this Agreement nor the consummation by VI of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which VI is a party or by which VI or its properties may be bound. No consent or approval by any governmental authority is required in connection with the execution and delivery by VI of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE VI
                                    COVENANTS

     6.01 Covenants of MI. MI, as a material inducement to FM to enter into this
Agreement and consummate the transactions contemplated hereby, covenants and agree as follows:

          (a) Conduct of Business. Except as contemplated by this Agreement or as expressly agreed to in writing by FM, during the period from the date of this Agreement to the Effective Time, MI will conduct its operations according to its ordinary and usual course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with registered representatives, clearing firms, suppliers, customers and others having business relationships with it and will take no action which would adversely affect its ability to consummate the Reorganization or the other transactions contemplated hereby.

          (b) No Solicitation. MI agrees that subsequent to the execution date hereof, it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any Reorganization, consolidation, other business combination involving MI, acquisition of all or any substantial portion of the assets or capital stock of MI, or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (a "FM Transaction") or negotiate, explore or otherwise communicate in any way with any third party (other than FM or its affiliates) with respect to any FM Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Reorganization or any other transactions contemplated by this Agreement. MI shall be obligated to immediately advise FM of any inquiries or proposals relating to an FM Transaction.

          (c) MI Actions. MI shall not take or omit to take any action within its reasonable control which would (i) cause a breach of any representation or warranty of MI contained in this Agreement such that the Closing conditions set forth in Section 7.02(a) would not be satisfied or (ii)
     prevent fulfillment of the conditions in Article VII.

     6.02 Covenants of FM. FM, as a material inducement to MI to enter into this
Agreement and consummate the transactions contemplated hereby, covenants and agree as follows:

          (a) Conduct of Business. Except as contemplated by this Agreement or as expressly agreed to in writing by MI, during the period from the date of this Agreement to the Effective Time, FM will to conduct its operations according to its ordinary and usual course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its initial capital, to keep available the services of its officers and employees and to maintain satisfactory relationships with existing and prospective suppliers, customers, registered representatives, clearing firms and others having existing or prospective business relationships with
     FM, and will take no action which would adversely affect its ability to consummate the Reorganization or the other transactions contemplated hereby.

                                   ARTICLE VII
                                   CONDITIONS

     7.01 Conditions Precedent to Obligations of MI. All obligations of MI under this Agreement are subject to the fulfillment, prior to or on the Effective
Time, of each of the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties by or on behalf of FM contained in this Agreement or in any certificate or document delivered to MI pursuant to the provisions hereof shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time.

          (b) Compliance with Covenants. FM shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Effective Time.

          (c) Form of New Certificates. The New Certificates delivered to the shareholders of MI shall conform in all material respects to the form of such New Certificates attached as Exhibit "B".

          (d) Approval by Counsel. FM shall have delivered all of the exhibits and schedules required herein to MI or the stockholders of MI, as the case may be, and such exhibits and schedules shall have been reasonably acceptable to MI and the stockholders of MI.

     7.02 Conditions Precedent to Obligations of FM. All obligations of FM under this Agreement are subject to the fulfillment, prior to or on the Effective
Time, of each of the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties by MI contained in this Agreement or in any certificate or document delivered to MI pursuant to the provisions hereof shall be true in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time.

          (b) Compliance with Covenants. MI shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by each of them prior to or at the
     Effective Time;

          (c) Certain Proceedings. No writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against FM which, and no proceedings therefor shall have been threatened or commenced by any governmental entity which seek to, prohibit or restrict the consummation of the Reorganization.

                                  ARTICLE VIII
                                     CLOSING

     8.01 Time and Place. Subject to the provisions of Articles VII and IX, the closing of the Reorganization (the "Closing") shall take place at the offices of
MI at 1222 Research Park Drive, Davis, California, or such other place as the parties may agree upon, as soon as practicable but in no event later than 9:30
A.M., local time, on the 10th business day after the date on which each of the conditions set forth in Article VII have been satisfied or waived by the party or parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as MI and FM may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing
Date."

     8.04 Documents at Closing. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

          (a) Documents by MI. MI will deliver, or cause to be delivered, to FM the following:

               (i) stock certificates for the shares of common stock of MI being exchanged hereunder, duly endorsed or with stock powers attached in blank but subject to a customary restrictive stock legend.

               (ii) all corporate records of MI, including without limitation, corporate minute books (which shall contain copies of the Certificate of Incorporation and By-Laws, as amended to the Closing Time), stock books, stock transfer books, corporate seals, and such other corporate books and records as may reasonably be requested by FM;

               (iii) a certificate of the president and secretary of MI to the effect that all representations and warranties made by MI under this
          Agreement are true and correct as of the Effective Time, as though originally given to FM on said date attaching thereto the following;

                    (A) Certified copy of resolutions of MI authorizing this
               Agreement;

                    (B) Certificate of Incorporation of MI as amended to the
               Closing Time;

                    (C) Bylaws of MI as amended to the Closing Time;

               (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this
          Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

          (b) Documents by FM. FM will deliver or cause to be delivered to MI:

               (i) the New Certificates, in the form of Exhibit "B" hereto, representing the shares of FM Common Stock which FM has agreed to deliver pursuant to Section 2.01(a);

               (ii) a certificate of the president and secretary of FM, to the effect that all representations and warranties of FM made under this
          Agreement are reaffirmed at the Effective Time, as though originally given to Stockholder and FM on said date attaching thereto the following:

                    (A) Certified copy of resolutions of FM authorizing this
               Agreement;

                    (B) Certificate of Incorporation of FM as amended to the
               Closing Time;

                    (C) By-Laws of FM as amended to the Closing Time;

               (iv) such other instruments and documents, if any, as are
          required to be delivered pursuant to the provisions of this Agreement, or which may be reasonably requested in furtherance of the provisions of this Agreement.

                                   ARTICLE IX
                           TERMINATION AND ABANDONMENT

     9.01 Termination. This Agreement may be terminated and the Reorganization may be abandoned any time prior to the Effective Time, whether before or after approval by the stockholders of MI or FM:

          (a) Mutual Consent. The Reorganization may be abandoned any time prior to the Effective Time by mutual consent of the Boards of Directors of MI and FM;

          (b) Order of Judicial or Regulatory Authority. The Reorganization may
     be abandoned any time prior to the Effective Time by either MI or FM, if any court of competent jurisdiction in the United States or other governmental body in the United States, other than at the request of the parties, or any affiliate thereof, seeking to terminate this Agreement pursuant to this clause (c), shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Reorganization, and such order, decree, ruling or other action shall have become final and nonappealable; or

          (c) Exercise of Dissenter's Rights. The Reorganization may be
     abandoned any time prior to the Effective Time by either MI or FM, if either of their respective Boards of Directors determines that in light of the potential liability that might result from the exercise of dissenters'
     rights under Section 1300 et seq. of the California Corporations Code, the
     Reorganization would be impracticable, undesirable or not in the best interests of the their respective shareholders.

     9.02 Termination by MI. This Agreement may be terminated and the
Reorganization may be abandoned by action of the Board of Directors of MI, at any time prior to the Effective Time, before or after the approval by the stockholders of MI, if (a) FM shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles V and VII of this Agreement to be complied with or performed by FM at or prior to such date of termination, or (b) there exists a breach or breaches of any representation or warranty of FM contained in this Agreement or any of the
Closing conditions set forth in Section 7.01 are not satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the
Effective Time, such breaches shall not have been cured within 15 calendar days of delivery to FM of written notice of such breach or breaches.

     9.03 Termination by FM. This Agreement may be terminated and the
Reorganization may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of FM, by action of the Board of the
Directors of FM, if (a) MI shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles V and VII of this
Agreement to be complied with or performed by MI at or prior to such date of termination, or (b) there exists a breach or breaches of any representation or warranty of MI contained in this Agreement such that the Closing conditions set forth in Section 7.02 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within 15 calendar days of delivery to MI of written notice of such breach or breaches.

     9.04 Procedure for Termination. In the event of termination and abandonment of the Reorganization by MI or FM pursuant to this Article IX, written notice thereof shall forthwith be given to the other.

     9.05 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Reorganization pursuant to this Article
IX, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 6.05(g), and except that nothing herein shall relieve any party from liability for any breach of this Agreement.

                                    ARTICLE X
                               DISPUTE RESOLUTION

     10.1 Agreement Disputes. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an "Agreement Dispute" and collectively, "Agreement Disputes"), the party asserting the Agreement Dispute shall give written notice to the other party of the existence and nature of such Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Agreement Dispute, any party hereto may commence arbitration by giving written notice to all other party that such Agreement Dispute has been referred to the American Arbitration
Association for arbitration in accordance with the provisions of this Article.

     10.2 Arbitration in Accordance with American Arbitration Association Rules.
All Agreement Disputes shall be settled by arbitration in Sacramento,
California, before a single arbitrator in accordance with the rules of the
American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes.

     10.3 Final and Binding Awards. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

     10.4 Costs of Arbitration. In the award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared.

     10.5 Settlement by Mutual Agreement. Nothing contained in this Article shall prevent the parties from settling any Agreement Dispute by mutual agreement at any time.

                                   ARTICLE XI
                                  OTHER MATTERS

     11.01 The Closing. The Closing (the "Closing") shall take place upon such date (the "Effective Time") as the parties hereto may mutually agree upon, but shall be no later than May 31, 2001. The Closing shall take place at such place as may be mutually agreed upon by the parties.

     11.02 Survivability and Investigations. The respective representations and warranties of MI, VI and FM contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto and shall not survive the Closing.

     11.03 Nature of Representations and Warranties. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, covenants and agreements contained in this
Agreement or at the Closing of the transactions herein provided for, and any investigation which they might have made or any other representations, warranties, agreements promises or information, written or oral, made by the other party or any other person shall not be deemed a waiver of any breach of any such representation, warranty, covenant or agreement.

     11.05 Further Assurances. At any time, and from time to time, after the
Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     11.06 Waiver of Compliance and Consents. Any failure of MI, on the one hand, or FM, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by MI or FM, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.06.

     11.07 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the appropriate office at the business address of each company, i.e., 1222
Research Park Drive, Davis, CA 95616 or such other addresses as are given to other parties.

     11.08 Interpretation. The article and section headings contained in this
Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof; and (ii) the term
"Subsidiary" of any specified corporation shall mean any corporation of which a majority of the outstanding securities having ordinary voting power to elect a majority of the board of directors is directly or indirectly beneficially owned by such specified corporation or any other person of which a majority of the equity interests therein is, directly or indirectly, owned by such specified corporation.

     11.09 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.10 Governing Law. This Agreement shall be governed by the laws of the
State of California.

     11.11 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     11.12 Entire Agreement. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

     11.13 Time. Time is of the essence.

     11.14 Severability. If any part of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the balance of the Agreement shall remain in full force and effect.

     11.15 Default Costs. In the event any party hereto has to resort to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorneys' fees and other costs from the party in default.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

MOLLER INTERNATIONAL, INC.

By: ______________________

FREEDOM MOTORS, INC.

By: ______________________

VERTOL, INC.  (in formation)

By: ______________________

                               ---------------

                                    EXHIBIT A

                                  VERTOL, INC.
                                 (to be formed)
                            ARTICLES OF INCORPORATION

                               ---------------

                                    EXHIBIT B

                           MOLLER INTERNATIONAL, INC.

                             UNAUDITED BALANCE SHEET

                                ---------------

       Schedule 1. Liabilities of MI Not Disclosed in Financial Statements
                        Pursuant to Section 5.01 (c - b?)

                                      NONE

                               ---------------

Schedule 2. Adverse Changes since the date of the Financial Statements Pursuant to Section 5.01 (c)

There have been no material adverse changes in the condition of Moller
International since the date of the Balance Sheet. Since the date of the Balance
Sheet, Moller International has sold 14,345 additional shares of its common stock.

                               ---------------

               Schedule 5. Exceptions with Respect to Tax Matters
                          Pursuant to Section 5.01 (f)

                                      NONE

                               ---------------

     Schedule 7. Exceptions to Title to Properties and List of Real Property
                           Pursuant to Section 5.01(g)

                                      NONE

                               ---------------

                   Schedule 8. Licenses Patents and Trademarks
                           Pursuant to Section 5.01(i)

 Domestic Patents

        Number              Description                  Country                  Date
        ------              -----------                  -------                  ----
       3,410,507            Air vehicle                    U.S.A.                 1968
       3,614,030            Air vehicle                    U.S.A.                 1971
       0,238,938            Air vehicle                    U.S.A.                 1976
       0,292,194            Air vehicle                    U.S.A.                 1987
       3,987,867            Muffler                        U.S.A.                 1976
       0,246,038            Muffler                        U.S.A.                 1977
       4,113,051            Muffler                        U.S.A.                 1978
       4,795,111            Robotic air vehicle            U.S.A.                 1989
       0,312,068            VTOL aircraft                  U.S.A.                 1990
       5,115,996            VTOL aircraft                  U.S.A.                 1992
       5,413,877            Rotary engine coating          U.S.A.                 1995

 Foreign Patents

       1,264,714            Robotic air vehicle            Canada                 1990
       105,073              VTOL aircraft                  Australia              1989
       63,994               VTOL aircraft                  Canada                 1989
       22,192               VTOL aircraft                  New Zealand            1989
       1,054,212            VTOL aircraft                  United Kingdom         1988
       266,288              VTOL aircraft                  France                 1989
       M880,250.1           VTOL aircraft                  Germany                1988
       2.075,043-0          VTOL aircraft                  Canada                 1992
       636273               VTOL aircraft                  Australia              1993
       880318               VTOL aircraft                  Japan                  1993
       0513245              VTOL aircraft                  Europe                 1996
       4653/95              Rotary engine coating          Korea                  1995

 Domestic Applications Pending

       472,696          Air vehicle                        U.S.A.                 1990
            --          Rotary engine charge U.S.A.        Patent pending
                            cooling
            --          Rotary engine lubrication          U.S.A.             Patent pending

     Moller International, Inc. has granted to Freedom Motors, Inc. exclusive worldwide marketing and manufacturing rights for the Rotapower engine for all MI designed and developed single and multi-rotor engines for use in various applications with the exception of applications in ducted fans or aircraft.

                               ---------------

            Schedule 9. Capitalization of Moller International, Inc.
              Outstanding Options, Warrants and Related Commitments
                          Pursuant to Section 5.01 (n)

                               ---------------

      Schedule 10. Liabilities of FM Not Disclosed in Financial Statements
                          Pursuant to Section 5.02 (d)

                                      NONE

                               ---------------

   Schedule 11. Adverse Changes Since the Date of the FM Financial Statements
                          Pursuant to Section 5.02 (e)

                                      NONE

                               ---------------

                Schedule 14. Exceptions to FM's Title to Property
                          Pursuant to Section 5.02 (l)

                                      NONE

                               ---------------

                Schedule 15. Commitments to Issue FM's Securities
                          Pursuant to Section 5.02 (j)

                                      NONE

                               ---------------

                        Schedule 17. Capitalization of FM
                          Pursuant to Section 5.02 (j)

The Company currently has 7,198,386 shares of Common Stock outstanding. The
Company is authorized to issue up to 50,000,000 shares of Common Stock and up to
20,000,000 of Preferred Stock. The Company has not issued any Preferred Stock to date.